Exhibit 5.1

October 30, 2026

Prologis, Inc.
Pier 1, Bay 1

San Francisco, California 94111

Re:        Registration Statement on Form S-3 (File No. 333-289636)

Ladies and Gentlemen:

We have served as Maryland counsel to Prologis, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to $5,000,000,000 aggregate offering price in shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), Prologis Euro Finance LLC, a Delaware limited liability company, Prologis Yen Finance LLC, a Delaware limited liability company, and Prologis Sterling Finance LLC, a Delaware limited liability company, with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares are to be issued from time to time pursuant to the Prospectus Supplement and the Distribution Agreement (each as defined herein) in one or more transactions deemed to be “at the market” offerings (each, an “Offering” and, collectively, the “Offerings”) under Rule 415 of the 1933 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.            The Registration Statement;

2.            The Prospectus, dated August 15, 2025, as supplemented by a Prospectus Supplement, dated October 30, 2026 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Eleventh Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Prologis, Inc.

October 30, 2026

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            Resolutions adopted by the Board of Directors of the Company relating to, among other matters, (a) the authorization of the sale, issuance and registration of all Shares issued and sold through the Managers (as defined herein) pursuant to the Distribution Agreement (the “Offering Shares”) and the issuance of any Confirmation Shares (as defined in the Distribution Agreement), (b) the authorization of the execution, delivery and performance of the Distribution Agreement and any Confirmations (as defined herein) and (c) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold in each Offering (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.            The Equity Distribution Agreement, dated as of October 30, 2026 (the “Distribution Agreement”), among the Company and Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and Academy Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC (acting through Academy Securities, Inc., as its sales agent), BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, Loop Capital Markets LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as its sales agent), RBC Capital Markets, LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers (collectively, the “Managers”), and Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas, Bank of America, N.A., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, HSBC Bank USA, National Association, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Royal Bank of Canada, Regions Securities LLC, Banco Santander, S.A., The Bank of New York Mellon, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), on the other hand;

8.            The forms of ATM Forward Confirmations which may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transaction (each, a “Confirmation” and, collectively, the “Confirmations”);

Prologis, Inc.

October 30, 2026

9.            A certificate executed by an officer of the Company, dated as of the date hereof; and

10.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Offering Shares and any Confirmation Shares will not be issued or transferred in violation of any restriction or limitation contained in Article IV of the Charter.

6.            Upon the issuance of any of the Offering Shares or Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Prologis, Inc.

October 30, 2026

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation, duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            The issuance and sale of the Offering Shares pursuant to the Distribution Agreement and the issuance and delivery of any Confirmation Shares pursuant to any Confirmation have been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Distribution Agreement, any Forward Instruction Notice (as defined in the Distribution Agreement), the Confirmations, the Resolutions and any instructions from the Authorized Officers, the Offering Shares and the Confirmation Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offerings (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP